UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 2, 2003

Massey Energy Company

(Exact name of Registrant as specified in charter)

Delaware	1-7775	95-0740960
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4 North 4th Street, Richmond, Virginia		23219
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (804) 788-1800

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On July 2, 2003, Massey Energy Company (the “Company”) issued a press release, attached as Exhibit 99.1 hereto, which is incorporated herein by reference, announcing that it completed the replacement of its short-term credit facilities. The Company completed the refinancing with the execution of a $355 million secured financing package. The package consisted of a $105 million revolving multi-year credit facility maturing on January 1, 2007 and a 5-year $250 million term loan with an early maturity date of January 1, 2007 if the Company’s existing 6.95% Senior Notes are not refinanced by that date. Earlier, on May 29, 2003, the Company took the first step in this refinancing when it issued $132 million of 4.75% convertible senior notes in a private placement, the proceeds of which were used to repay outstanding borrowings and to reduce commitments under its existing revolving credit facilities.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

10.1	Credit Agreement, dated July 2, 2003, by and among the Company, A.T. Massey Coal Company, Inc., as borrower, Citicorp North America, Inc., as administrative agent, UBS Securities LLC and PNC Bank, National Association, as co-syndication agents, and Citigroup Global Markets, Inc., UBS Securities LLC and PNC Capital Markets, as joint lead book managers and arrangers, and the Issuers and Lenders party thereto.

99.1 Press Release issued by the Company on July 2, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2003

MASSEY ENERGY COMPANY (Registrant)

By:	/s/ THOMAS J. DOSTART
Thomas J. Dostart
Vice President, General Counsel & Secretary